Exhibit 5.1





                                 August 13, 1998


SofTech, Inc.
4695 44th Street S.E. Suite B-130
Grand Rapid, Michigan  49512


         Re:      SofTech, Inc.
                  Registration on Form S-8 of Additional
                  Securities Under 1994 Stock Option Plan

Ladies and Gentlemen:

     This opinion is furnished in connection with the registration pursuant to the Securities Act of 1933, as amended (the "Act"), of 600,000 additional shares (the "Shares") of Common Stock, par value $.10 per share (the "Common Stock"), of SofTech, Inc. (the "Company") which may be issued pursuant to the Company's 1994 Stock Option Plan (the "Plan") following the approval of the Amendment to the Plan (the "Amendment") by the Board of Directors and the stockholders of the Company.

     We have acted as counsel to the Company in connection with the registration of the Shares under the Act. We have examined the Plan and the Amendment; the Articles of Organization and the By-laws of the Company, each as amended to date; such records of the corporate proceedings of the Company as we deemed material; the Registration Statement on Form S-8 under the Act relating to the Shares (the "Registration Statement"); and such other certificates, receipts, records and documents as we considered necessary for the purposes of this opinion.

     We are attorneys admitted to practice in the Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America and the Commonwealth of Massachusetts.

     Based upon the foregoing, we are of the opinion that upon the issuance and delivery of the Shares in accordance with the terms of the Registration Statement and the Plan, as amended, the Shares will be legally issued, fully paid and non-assessable shares of the Company's Common Stock.

     The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Act and applicable requirements of state laws regulating the offer and sale of securities.

     We hereby consent to the filing of this opinion as part of the above-referenced Registration Statement and to the use of our name therein.

                                          Very truly yours,


                                          /s/Goodwin, Proctor & Hoar LLP

                                          GOODWIN, PROCTER & HOAR LLP